


    As filed with the Securities and Exchange Commission on June 18, 2004
                                                 Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933



                               HEALTHEXTRAS, INC.
   (exact name of registrant as specified in its certificate of incorporation)

DELAWARE                                                  52-2181356
(state or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)


                       2273 RESEARCH BOULEVARD, 2ND FLOOR
                            ROCKVILLE, MARYLAND 20850
                                 (301) 548-2900
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)


                     HEALTHEXTRAS, INC. AMENDED AND RESTATED
                      2000 DIRECTORS' STOCK OPTION PROGRAM
                            (Full Title of the Plan)
                     ---------------------------------------


DAVID T. BLAIR                             COPIES TO:
CHIEF EXECUTIVE OFFICER                    DOUGLAS P. FAUCETTE, ESQUIRE
HEALTHEXTRAS, INC.                         THOMAS J. HAGGERTY, ESQUIRE
2273 RESEARCH BOULEVARD, 2ND FLOOR         MULDOON MURPHY FAUCETTE & AGUGGIA LLP
ROCKVILLE, MARYLAND 20850                  5101 WISCONSIN AVENUE, NW
(301) 548-2900                             WASHINGTON, DC 20016
(Name, address, including zip code,       (202) 362-0840
and telephone number, including area
code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /

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


================================================================================================================
    Title of each Class of        Amount to be        Proposed Purchase     Estimated Aggregate    Registration
  Securities to be Registered     Registered (1)     Price Per Share (2)      Offering Price            Fee
================================================================================================================
         Common Stock                 200,000            $15.26                 $3,052,000           $387.00
        $.01 par value                Shares
================================================================================================================


(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the HealthExtras, Inc. Amended and Restated 2000 Directors' Stock Option Program (the "Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of HealthExtras, Inc., pursuant to 17 C.F.R. ss.230.416(a).
 (2) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act, the price per share is the average of the high and low prices of HealthExtras, Inc. common stock, as reported on June 15, 2004.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") AND 17 C.F.R. SS.230.462.

PART II   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE
----------------

         The contents of the previously filed registration statement for HealthExtras, Inc. dated December 27, 2001 (Registration No. 333-75994), is hereby incorporated by reference. This registration statement is being filed to register 200,000 additional shares of HealthExtras, Inc. common stock.

ITEM 8.   LIST OF EXHIBITS

         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds generally to Exhibit Table in Item 601 of Regulation S-K):

         5.0 Opinion of Muldoon Murphy Faucette & Aguggia LLP as to the legality of the Common Stock to be issued

         10.1 HealthExtras, Inc. Amended and Restated 2000 Directors' Stock Option Program 1

         23.0 Consent of Muldoon Murphy Faucette & Aguggia LLP (contained in the opinion included as Exhibit 5)

         23.1     Consent of PricewaterhouseCoopers LLP

         24.0     Power of Attorney is located on the signature pages

--------------------------

1 Incorporated herein by reference to Exhibit B of the Company's proxy statement on Form DEF14A (File No.0-31014), filed on April 29, 2004.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, HealthExtras, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 18th day of June, 2004.

                                        HEALTHEXTRAS, INC.



                                   By:  /s/ David T. Blair
                                        ----------------------------------
                                        David T. Blair
                                        Chief Executive Officer and Director
                                        (principal executive officer)


         KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints David T. Blair and Michael P. Donovan, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                             Title                            Date
----                             ----                             ----

/s/ Thomas L. Blair              Chairman of the Board of         June 18, 2004
------------------------         Directors
Thomas L. Blair



/s/ David T. Blair               Chief Executive Officer and      June 18, 2004
------------------------         Director (principal executive
David T. Blair                   officer)



/s/ Michael P. Donovan           Chief Financial Officer          June 18, 2004
------------------------         and Chief Accounting Officer
Michael P. Donovan               (principal financial and
                                 accounting officer)

/s/ William E. Brock             Director                         June 18, 2004
------------------------
William E. Brock


/s/ Edward S. Civera             Director                         June 18, 2004
------------------------
Edward S. Civera


/s/ Steven B. Epstein            Director                         June 18, 2004
------------------------
Steven B. Epstein


/s/ Frederick H. Graefe          Director                         June 18, 2004
------------------------
Frederick H. Graefe



/s/ Thomas J. Graf               Director                         June 18, 2004
------------------------
Thomas J. Graf


/s/ Carey G. Jury                Director                         June 18, 2004
------------------------
Carey G. Jury



/s/ Deanna D. Strable-Soethout   Director                         June 18, 2004
------------------------------
Deanna D. Strable-Soethout



/s/ Dale B. Wolf                 Director                         June 18, 2004
------------------------
Dale B. Wolf

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


                                                          EXHIBIT INDEX
                                                          -------------


                                                                                                                   Sequentially
                                                                                                                     Numbered
                                                                                                                       Page
      Exhibit No.            Description                          Method of Filing                                   Location
-------------------------    ---------------------------------    --------------------------------------------    ---------------



           5.0               Opinion of Muldoon Murphy            Filed herewith.                                       --
                             Faucette & Aguggia LLP

          10.1               HealthExtras, Inc. Amended and       Incorporated herein by reference to                   --
                             Restated 2000 Directors' Stock       Appendix B of the Company's proxy
                             Option Program                       statement on Form DEF14A (File No.
                                                                  0-31014), filed with the SEC on April 29,
                                                                  2004


          23.0               Consent of Muldoon Murphy            Contained in Exhibit 5.0.                              --
                             Faucette & Aguggia LLP

          23.1               Consent of                           Filed herewith.                                       --
                             PricewaterhouseCoopers LLP

          24.0               Power of Attorney                    Located on the signature page.                        --

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